Exhibit 21
SUBSIDIARIES OF INTERFACE, INC.

Subsidiary (1)	Jurisdiction of Organization

Bentley Mills, Inc.	Nevada (USA)
Bentley Prince Street, Inc.	Delaware (USA)
FLOR, Inc.	Georgia (USA)
Interface Americas Holdings, LLC(2)	Georgia (USA)
Interface Americas, Inc.	Georgia (USA)
Interface Americas Re:Source Technologies, LLC	Georgia (USA)
Interface Asia-Pacific Hong Kong Ltd.	Hong Kong
Interface Australia Holdings Pty Ltd.(3)	Australia
Interface Europe B.V.(4)	Netherlands
Interface Europe, Ltd.(5)	England and Wales
InterfaceFLOR, LLC	Georgia (USA)
InterfaceFLOR Canada, Inc.	Canada
Interface Global Company ApS	Denmark and Delaware
Interface Heuga Singapore Pte. Ltd.	Singapore
Interface International B.V.(6)	Netherlands
Interface Leasing, Inc.	Georgia (USA)
Interface Massachusetts Holdings, Inc.	Delaware (USA)
Interface North Carolina Holdings, Inc.	North Carolina (USA)
Interface Overseas Holdings, Inc.(7)	Georgia (USA)
InterfaceRAISE, LLC	Georgia (USA)
Interface Real Estate Holdings, LLC	Georgia (USA)
Interface Research Corporation	Georgia (USA)
Interface Securitization Corporation	Delaware (USA)
Interface Yarns, Inc.	Georgia (USA)
Quaker City International, Inc.(8)	Pennsylvania (USA)
Re:Source Americas Enterprises, Inc.(9)	Georgia (USA)
InterfaceSERVICES, Inc.	Georgia (USA)

(1)	The names of certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary”, have been omitted. The names of consolidated wholly-owned multiple subsidiaries carrying on the same line of business have been omitted where the name of the immediate parent, the line of business, the number of omitted subsidiaries operating in the United States and the number operating in foreign countries have been given.

(2)	Interface Americas Holdings, LLC is the parent of eight direct subsidiaries organized and operating in the United States, of which six are in the floorcoverings products/services business (Prince Street, Inc., Bentley Prince Street, Inc., FLOR, Inc., Interface Americas, Inc., InterfaceFLOR, LLC and Re:Source Americas Enterprises, Inc.), and one is in the sustainability consulting business (InterfaceRAISE, LLC). Interface Americas Holdings, LLC’s other U.S. subsidiary (Interface Architectural Resources, Inc., which was in the access flooring business) sold substantially all of its assets during 2003. Interface Americas Holdings, LLC is also the parent of three direct subsidiaries organized and operating outside the U.S. in the floorcovering products/services business.

(3)	Interface Australia Holdings Pty Ltd. is the parent of six direct subsidiaries organized and operating in Australia in the floorcovering products/services business.

(4)	Interface Europe B.V. is the parent of seven direct subsidiaries organized and operating in the Netherlands, and fifteen direct subsidiaries organized and operating outside of the Netherlands (including Interface Australia Holdings Pty. Ltd.), in the floorcovering products/services business.

(5)	Interface Europe, Ltd. is the parent of six direct subsidiaries organized and operating in England and Wales, and one direct subsidiary organized and operating in Ireland, in the floorcovering products/services business.

(6)	Interface International B.V. is the parent of one direct subsidiary organized and operating in the United States (Heuga Leasing Corp.) and one direct subsidiary organized and operating in the Netherlands (Interface Nederland B.V.) in the floorcovering products/services business.

(7)	Interface Overseas Holdings, Inc. is the parent of four direct subsidiaries, which subsidiaries are organized and operating in Denmark (Interface Global Company ApS), Japan (ISM Japan Ltd.), Thailand (Interface Modernform Co. Ltd.), and China (Shanghai Interface Carpet Co. Ltd.).

(8)	Quaker City International, Inc. is the parent of three direct subsidiaries organized in the United States (including Commercial Flooring Consultants, Inc.) in the floorcovering services business.

(9)	Re:Source Americas Enterprises, Inc. is the parent of ten direct subsidiaries organized in the United States (including Flooring Consultants, Inc., Re:Source Minnesota, Inc., Re:Source North Carolina, Inc., Re:Source New York, Inc., Re:Source Oregon, Inc., Re:Source Southern California, Inc., Re:Source Washington, D.C., Inc., Southern Contract Systems, Inc. and Superior/Reiser Flooring Resources, Inc. and Quaker City International, Inc.) in the floorcovering services business.